EXHIBIT 10.16

                          STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT (this "AGREEMENT"), is made and entered into effective as of February 27, 2006 between BRIDGETECH HOLDINGS INTERNATIONAL, INC., a company incorporated in the State of Delaware, the United States of American, with its principal office at 402 W. Broadway, 26th Floor, San Diego, California 92101, U.S.A., ("BRIDGETECH"), and THE WU JIEPING MEDICAL FOUNDATION, a non-profit-making organization under the Ministry of Health of the People's Republic of China, with its registered address at No. 33 Dong Chang An Jie, D4304 Beijing Hotel, Beijing, the People's Public of China ("WJPF").

BRIDGETECH and WJPF are referred to hereinafter jointly as the "PARTIES" and individually as a "PARTY".

                                   WITNESSETH

     WHEREAS, WJPF is a foundation whose mission is to unite all medical professionals inside and outside of China who share an interest in the development of medicine and health, and to promote healthcare education in China. This mission is to be furthered by the distribution of the latest available medical drugs and equipments thereby serving the needs and enhancing the well-being of the citizens of the Peoples Republic of China (the "PRC"), and the wider world community;

     WHEREAS, BRIDGETECH is introducing world-class medical diagnostic and therapeutic technologies to China for the purpose of maximizing the transfer of healthcare technology. These technologies represent the latest scientific discoveries and advances in medicine in the United States and Europe;

     WHEREAS, BRIDGETECH and WJPF wish to form a strategic alliance for the distribution of the latest medical drugs and medical equipment to the people and medical professionals of the PRC;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequate of which is hereby acknowledged, the Parties agree as follows.

1.   OBJECTIVE OF THE AGREEMENT

     The Parties agree that they shall, on the terms and conditions set forth in this agreement, cooperate in distributing BRIDGETECH's products in the PRC by adopting either trading or profit-sharing structure.


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2.   TERM

     The Parties agree that this Agreement shall have a cooperation term of ten
     (10) years, commencing from the date of this Agreement (the "TERM"). Upon expiration, the Term may be extended for an additional five (5) years terms (all such renewal terms shall be considered part of the Term), unless either Party notifies the other Party no later than sixty (60) days before the expiration of the Term that it does not wish to extent the Term.

3.   POWERS AND RESPONSIBILITIES OF THE PARTIES

     The Parties agree that they have the following powers and responsibilities under this Agreement:

3.1  WJPF shall:

     (i) form a 100% owned subsidiary, or identify a company under its control (the "DESIGNATED DISTRIBUTOR"), with the approved scope of business of distributing medical drugs and equipments and provide a copy of the Designated Distributor's business license to BRIDGETECH before the execution of the distribution agreement as stipulated in Article 7 below;

     (ii) have the first right of refusal to select from the list of Products (as defined below) for distribution in the PRC;

    (iii) negotiate, enter into, and cause the Designated Distributor to enter into, a distribution agreement with BRIDGETECH in connection with each Product it has selected in accordance with the terms of this Agreement; and

     (iv) participate as a member of BRIDGETECH's Scientific Advisory Board.

3.2  BRIDGETECH shall:

     (i) review the qualifications of the Designated Distributor and approve the Designated Distributor;

     (ii) supply a list of Products to WJPF on an on-going basis for its selection to be distributed in the PRC by the Designated Distributor;

    (iii) negotiate and enter into a distribution agreement with WJPF and the Designated Distributor in connection with each Product that has been selected by WJPF in accordance with the terms of this Agreement.


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4.   LIST OF PRODUCTS

     Within ten (10) working days after receipt from WJPF a written notice that the Designated Distributor has been properly established or identified, BRIDGETECH shall provide to WJPF a list of initial BRIDGETECH's products, as amended from time to time, that are available for selection by WJPF for distribution in the PRC (the "PRODUCTS").

5.   SELECTION OF PRODUCTS

     WJPF shall decide which of the Products it wishes to distribute through the Designated Distributor in the PRC pursuant to the specific distribution agreements to be concluded in accordance with this Agreement and notify BRIDGETECH the Products in writing. The above-mentioned notice shall, in addition to the specific Product or Products, include the structure (either trading or profit-sharing structure) that WJPF and the Designated Distributor will adopt in distributing the Product.

6.   PROPOSED TERM SHEET

6.1 BRIDGETECH shall, within ten (10) working days after receipt of the notice from WJPF as set forth in Article 5 above, provide WJPF with a proposed term sheet for the proposed distribution agreement for negotiation by the Parties.

6.2 The proposed term sheet shall contain ordinary commercial terms that are normally included in a distribution agreement, including, in particular,

     (i)  the nature of the appointment (exclusive or non-exclusive);

     (ii) a proposed trading discount if WJPF elects to purchase the Product from BRIDGETECH for distribution purpose in the PRC; and

    (iii) a proposed profit-sharing ratio if WJPF elects to provide services to third parties in cooperation with BRIDGETECH.

7.   DISTRIBUTION AGREEMENT ON PRODUCT BY PRODUCT BASIS

     The Parties agree that they will negotiate a separate distribution agreement for each Product that is selected by WJPF on the basis of the proposed term sheet offered by BRIDGETECH and reach a consensus regarding the terms and conditions and enter into a final distribution agreement for each of the Product selected by WJPF.


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8.   DISTRIBUTION OF COMPETITIVE PRODUCTS

     WJPF agrees that for those Products that WJPF and the Designated Distributor has entered into distribution agreements with BRIDGETECH, WJPF and the Designated Distributor shall not distribute any competitive product(s) for any third parties in the PRC.

9.   CONFIDENTIALITY

9.1 Prior to and during the process of finalizing this Agreement, each Party has disclosed or may disclosed confidential and proprietary information to the other Party. Each of the Parties receiving such information shall, during the Term and for three (3) years thereafter,

     (i)  maintain the confidentiality of such information; and

     (ii) not disclose it to any person or entity, except to their employees who need to know such information to perform their responsibility.

9.2  The provisions of Article 9.1 above shall not apply to information that:

     (i) can be shown to be known by the receiving Party's written records made prior to disclosure by the disclosing Party;

     (ii) is or becomes public knowledge otherwise than through the receiving Party's breach of this Agreement; or

    (iii) was obtained by the receiving Party from a third party having no obligations of confidentiality with respect to such information.

9.3 Each Party shall advise its directors, officers and other employees receiving such information of the existence of and the importance of complying with the obligations set forth in this Article 9.

9.4 Each of the Parties shall formulate rules and regulations to cause its directors, officers and other employees and those of their affiliates, also to company with the confidentiality obligation set forth in this Article 9.

9.5 Unless otherwise mutually agreed in writing by the Parties, this Article and the obligations and benefits hereunder shall survive for three (3) years after the expiration or early termination of this Agreement, notwithstanding the termination or rescission of this Agreement.


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10.  PRESS RELEASE AND ANNOUNCEMENTS

     BRIDGETECH and WJPF agree that no public release or announcement concerning this Agreement shall be issued or made by or on behalf of any Party without the prior consent of the other Party, except that either Party may, as required by the respective local law and policy, make announcements that such Party reasonably may determine are necessary to comply with applicable law. WJPF acknowledges and agrees that BRIDGETECH may be required to announce the terms of this Agreement and make publicly available this Agreement and that no breach of this Article 10 shall be deemed to result therefrom. Notwithstanding the foregoing, BRIDGETECH and WJPF shall cooperate to prepare a joint press release to be issued in connection with the entering into this Agreement.

11.  DISPUTE RESOLUTION.

11.1 In the event a dispute arises between the Parties in connection with the interpretation, implementation, performance, observance, breach or violation of the terms, provisions and conditions of this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

11.2 If the dispute is not resolved in this manner within thirty (30) days after one Party has served written notice on the other Party requesting commencement of such consultations, then either Party may submit the dispute to China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing, the PRC for binding arbitration, which shall be conducted in accordance with CIETAC's arbitration rules in effect at the time of such submission for arbitration.

11.3 There shall be three (3) arbitrators. The Parties agree that WJPF shall select one (1) arbitrator, BRIDGETECH shall select one (1) arbitrator and CIETAC shall select a person to be the third arbitrator.

11.4 The arbitration proceedings shall take place and be recorded in both English and Chinese.

11.5 The arbitration decision shall be final and binding on the Parties and the Parties agree to be bound thereby and to act accordingly.

11.6 The costs of the arbitration shall be borne by the Parties as decided in the arbitration award.

12.  MISCELLANEOUS PROVISIONS

12.1 This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.


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12.2 This Agreement shall not be assigned in whole or in party by either Party without the prior written consent of the other Party.

     The provisions on assignment set forth in this Article 12.2, Paragraph 1 shall not apply to any assignment by BRIDGETECH of its interest in this Agreement to any of its subsidiaries in China.

12.3 Each notice, communication and delivery under this Agreement (i) shall be made in writing signed by the Party making the same, (ii) shall specify the Article of this Agreement pursuant to which it is given, (iii) shall be given either in person or by telecopier, effective upon such delivery or the confirmed transmission and (iv) if not given in person, shall be sent to the applicable Party at the address set forth below (or at such other address as the applicable Party may furnish to the other Party pursuant to this subsection) by international courier delivery service, effective upon the second business day after such notice is deposited, delivery charges pre-paid, with such international courier delivery service. Each Party's notice information is as follows:

     BRIDGETECH:

     Bridgetech Holdings International, Inc.
     402 W. Broadway, 26th Floor
     San Diego, California 92101 USA
     Attn: Thomas C. Kuhn III
     Phone: 678-428-3507
     Fax: 619-342-7497

     WITH A COPY TO:

     Sutherland Asbill & Brennan LLP
     999 Peachtree Street, NE
     Atlanta, Georgia 30309 USA
     Attn: B. Knox Dobbins
     Phone: 404-853-8053
     Fax: 404-853-8806

     WJPF:

     The Wu Jieping Medical Foundation
     No. 33 Dong Chang An Jie
     D4304 Beijing Hotel
     Beijing, China 100004
     Attn: Dr. Fang Jun
     Phone: 010-65136624-85110136
     Fax: 010-85110192


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     Either Party may modify any information specified in this Article 12.3 by giving written notice to the other Party.

     All written communications made as provided in Article 12.3 shall be deemed given upon receipt by the Party to which it is addressed, which, in the case of facsimile, shall be deemed to occur by the close of the business day in the place of receipt on which the same is transmitted or such earlier time as is confirmed by the receiving Party.

12.4 The invalidity of any provision of this Agreement shall not affect the validity of any other provisions of this Agreement.

12.5 This Agreement shall only be amended upon the written agreement of each Party hereto. Failure or delay on the party of either Party hereto to exercise a right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

12.6 Except to the extent contemplated by this Agreement, nothing in this Agreement shall create or be deemed to create a partnership or STRATEGIC ALLIANCE between the Parties and except to the extent expressly specified in this Agreement no Party will or is entitled to act as agent for any other Party.

12.7 This Agreement shall be governed by the laws of the PRC which are published and publicly available, but in the event that there is no published and publicly available law in the PRC governing a particular matter relating to this Agreement, reference shall be made to general international commercial practices.

12.8 This Agreement shall be executed by the Parties in both English and Chinese. Both versions shall be equally valid.

                            (Signature page follows.)


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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                        BRIDGETECH HOLDINGS INTERNATIONAL, INC.


                                        By: /s/ Thomas C. Kuhn III
                                            ------------------------------------
                                        Name: Thomas C. Kuhn III
                                        Position: President and COO


                                        THE WU JIEPING MEDICAL FOUNDATION


                                        By: /s/ Fang Jun
                                            ------------------------------------
                                        Name: Fang Jun
                                        Position: Secretary General


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